Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at the Bank of America Merrill Lynch 2016 New York Auto Summit

HOUSTON, Mar. 17, 2016 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present at the Bank of America Merrill Lynch 2016 New York Auto Summit on March 23, 2016, at the JW Marriott Essex House in New York City. The presentation is scheduled to begin at 9:35 a.m. ET.

A softcopy of the presentation will be available on the Investor Relations section of Group 1’s website at http://group1corp.com/company-presentations.

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 162 automotive dealerships, 212 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com